EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2016, except for the effects of the change in presentation of the debt issuance costs discussed in Note 3 as to which the date is July 15, 2016, relating to the financial statements, which appears in Amendment No. 6 to International Seaways, Inc.'s Registration Statement on Form 10 (File No. 001-37836).

/s/ PricewaterhouseCoopers LLP

New York, NY
December 19, 2016